UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 25, 2016

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33710	06-1393453
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1621 Fiske Place
Oxnard, California	93033
(Address of Principal Executive Offices)	(Zip Code)

(805) 639-9458

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                  Submission of Matters to a Vote of Security Holders.

On August 25, 2016, Clean Diesel Technologies, Inc. held a special meeting of stockholders in Oxnard, California.  At the special meeting, there were 3,915,493 shares entitled to vote, and 1,494,776 shares (38.2%) were represented at the meeting in person or by proxy.  All share numbers in this Current Report on Form 8-K give effect to the 1-for-5 reverse split of our outstanding shares of common stock that occurred on July 22, 2016, following the record date for the special meeting.

At the special meeting, our stockholders voted in favor of the following two proposals:

•                 to approve, in exchange for outstanding promissory notes and other evidences of debt in the aggregate principal amount of $7,500,000 plus accrued but unpaid interest thereon (the “Kanis Indebtedness”), the issuance of a number of shares of our common stock determined by dividing the Kanis Indebtedness as of the date of the exchange by $1.6215; and

•                 to approve, in exchange for an outstanding promissory note in the aggregate principal amount of $500,000 plus accrued but unpaid interest thereon (the “Bell Indebtedness”), the issuance of a number of shares of our common stock determined by dividing the Bell Indebtedness as of the date of the exchange by $1.6215.

The following summarizes vote results for those matters submitted to our stockholders for action at the special meeting:

1.                                    Proposal to approve, in exchange for the Kanis Indebtedness, the issuance of a number of shares of our common stock determined by dividing the Kanis Indebtedness as of the date of the exchange by $1.6215.

For	Against	Abstain	Broker Non-Votes

1,276,260	121,941	96,575	0

2.                                    Proposal to approve, in exchange for the Bell Indebtedness, the issuance of a number of shares of our common stock determined by dividing the Bell Indebtedness as of the date of the exchange by $1.6215.

For	Against	Abstain	Broker Non-Votes

1,284,306	120,810	89,660	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2016	CLEAN DIESEL TECHNOLOGIES, INC.

	By:	/s/ Matthew Beale
Matthew Beale
Chief Executive Officer